Exhibit 10.1

ARQULE, INC.

2014 EQUITY INCENTIVES PLAN

PERFORMANCE STOCK OPTION AGREEMENT

THIS PERFORMANCE STOCK OPTION AGREEMENT (the “Option Agreement”) is dated as of April 5, 2017 (the “Grant Date”) by and between ArQule, Inc., a Delaware Company (the “Company”), and ____________________ (the “Participant”). Capitalized terms used herein and not otherwise defined shall have the meaning assigned to such terms in the ArQule, Inc. 2014 Equity Incentives Plan (the “Plan”).

W I T N E S S E T H

WHEREAS, pursuant to and under the Plan , the Company desires to grant to the Participant, effective as of the date hereof, the Option (as defined below), upon the terms and conditions set forth herein and in the Plan.

NOW THEREFORE, in consideration of the mutual promises made herein and the mutual benefits to be derived therefrom, the parties agree as follows:

1.	Grant.

According to and subject to the terms and conditions of this Option Agreement and the Plan, which is incorporated herein by reference, the Company hereby grants to the Participant the option (the “Option”) to purchase all or any part of an aggregate of ___________ of Common Stock (the “Shares”) at the exercise price of $________ per share (the “Exercise Price”). The Option will be treated as a Nonqualified Stock Option. A copy of the Plan is publicly available and has been filed with the SEC and will be furnished to the Participant upon the Participant’s request.

2.	Time-Based Vesting and Performance Conditions.

The Option may be exercised only to the extent it is vested. The Option shall vest and become exercisable only as follows:

2.1.	Time-Based Vesting Schedule. This Option shall vest and become exercisable, subject to satisfaction of the Performance Vesting Conditions specified below, in cumulative one-twelfth (1/12) increments beginning on April 5, 2017 and at the end of each three-month period thereafter. (Time-Based Vesting Schedule” and each such date, a “Time-Based Vesting Date”).

2.2.	Performance Conditions. Notwithstanding the Time-Based Vesting Schedule outlined above, unless one or more of the Performance Conditions established by the Committee as set forth in its vote of even date herewith has been satisfied (each, a “Performance-Vesting Condition”), no portion of this Option shall vest or be exercisable. In the event that a Performance-Vesting Condition is met, then the Option will be vested and exercisable (i) as to the percentage of Shares underlying the Option as to which a Performance-Vesting Condition has been achieved (such percentage being the “Performance-Earned Percentage”) and (ii) to the extent the Time-Based Vesting Schedule has been satisfied on that date. The balance, if any, of the Performance-Earned Percentage of the Option will remain eligible to vest on each subsequent Time-Based Vesting Date. The Performance-Vesting Conditions and related Performance-Earned Percentage are set forth in the following table:

Performance Vesting Conditions	Performance Earned Percentage
Satisfaction of Performance Vesting Condition No. 1	100% of the underlying Shares
Satisfaction of Performance Vesting Condition No. 2	25% or 50% of the underlying Shares, depending on the level of performance achieved
Satisfaction of Performance Vesting Condition No. 3	25% or 50% of the underlying Shares, depending on the level of performance achieved

In no event will the Option vest and become exercisable as to more than 100% of the underlying Shares.

3.	Termination.

Any portion of the Option that is not vested on the Participant’s Termination Date shall terminate on the Termination Date.

4.	Cumulative Exercisability.

To the extent that the Option is vested and exercisable, the Participant has the right to exercise the Option (to the extent not previously exercised), and such right shall continue, until the expiration or earlier termination of the Option as provided in this Option Agreement and the Plan.

5.	Continuance of Employment/Service Required; No Employment/Service Commitment.

In no event shall the vested percentage of the Option increase after the Participant’s Termination of Service.

The Option grant and the Participant’s participation in the Plan shall not create a right to continued employment or service with the Company or any Subsidiary nor shall it create a right to employment or be interpreted as forming an employment or services contract with the Company or any Subsidiary and shall not interfere with the ability of the Company or any Subsidiary, as applicable, to terminate the Participant’s employment or service relationship (if any) or affect the right of the Company or any Subsidiary to increase or decrease the Participant’s other compensation. Notwithstanding the foregoing, nothing in this Option Agreement shall adversely affect any contractual right(s) of the Participant that exist between the Participant and Company or any Subsidiary.

For purposes of this Option, “Termination of Service” means a cessation of the employee-employer relationship between the employee and the Company or one of its Subsidiaries for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, disability or the disaffiliation of a Subsidiary, but excluding any such termination where there is a simultaneous reemployment by the Company or one of its Subsidiaries. The determination of whether a Termination of Service has occurred shall be made by the Committee, in its sole discretion, in accordance with the terms of the Plan.

6.	Method of Exercise of Option.

Any vested portion of the Option may be exercised by the Participant’s delivery of a written or electronic notice of exercise (in a form acceptable to the Company) to the Secretary of the Company (or its designee), setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment of the aggregate Exercise Price. Payment of the Exercise Price may be made: (i) in cash or by check (or any combination thereof); (ii) irrevocable instructions to a broker to deliver promptly to the Company cash equal to the Exercise Price; (iii) by delivery (by either actual delivery or attestation) of shares of Common Stock (valued at the date of exercise at their Fair Market Value) owned by the Participant at the time of exercise for a period of at least six months (or other time period, if any, determined by the Committee) and otherwise acceptable to the Committee, (iv) by directing the Company to withhold from the Shares to be issued upon exercise of the Option (or portion thereof) being exercised a number of Shares having a Fair Market Value not in excess of the aggregate Exercise Price of the Option (or portion thereof) being exercised, (v) by such other methods as may be permitted by the Committee in its sole discretion in accordance with the Plan; or (vi) by a combination of the foregoing methods.

As soon as practicable after receipt of the Participant’s written notice of exercise and full payment of the Exercise Price and any Tax-Related Items, the Company shall deliver to the Participant Share certificates (which may be in book entry form) representing the Shares underlying the exercised portion of the Option.

7.	Expiration Date of Option.

This Option will terminate as to any Shares covered hereby to the extent that it has not vested and become exercisable on or before the third anniversary of the date hereof. To the extent that one or more Performance Vesting Conditions has been satisfied, this Option will expire, on the tenth (10th) anniversary of the Grant Date (the “Expiration Date”), subject to earlier termination in accordance with Section 8 hereof.

8.	Post-Termination Exercise Period.

To the extent that prior to Termination of Service the Option has vested in whole or in part in accordance with the terms hereof, the Option will terminate on the date that is three (3) months after the Participant ceases to be an employee of the Company or one of its Subsidiaries or twelve (12) months after the Participant ceases to be an employee of the Company or one of its Subsidiaries if such cessation of service is the result of the Participant’s death or Disability). For these purposes, “Disability” means a permanent and total disability within the meaning of Section 22(e)(3) of the Code.

9.	Non-Transferability.

The Option may not be subject to sale, transfer, alienation, assignment, pledge, encumbrance or charge, other than by will or by the laws of descent and distribution and the Option may only be exercised by the Participant during his or her lifetime.

10.	Tax Withholding.

The Company’s obligation to issue or deliver Shares upon the exercise of the Option shall be subject to the satisfaction of any applicable federal, state and local tax withholding requirements. The Participant may satisfy any such withholding obligation by any of the following means or by a combination of such means: (a) tendering a cash payment; (b) authorizing the Company to withhold Shares (other than unvested Shares) from the Shares otherwise issuable to the Participant upon exercise of the Option; or (c) by delivering to the Company already-owned and unencumbered shares of Common Stock. For purposes of this Section 10, shares of Common Stock that are withheld or delivered to satisfy applicable withholding taxes shall be valued at their Fair Market Value on the date the withholding tax obligation arises, and in no event shall the aggregate Fair Market Value of the shares of Common Stock withheld and/or delivered pursuant to this Section 10 exceed the minimum amount of taxes required to be withheld in connection with exercise of the Option.

11.	Notice.

Any notice to be given under the terms of this Option Agreement shall be in writing and addressed to the Company at its principal office to the attention of the Secretary, and to the Participant at the address last reflected on the Company’s payroll records, or at such other address as either party may hereafter designate in writing to the other. Any such notice shall be delivered in person or by recognized overnight express courier providing evidence of delivery or via certified mail, receipt requested. Any such notice shall be deemed given only when received and shall be deemed to have been received upon actual receipt, two (2) business days after deposit with a recognized overnight express courier with charges prepaid, or five (5) business days after mailed by certified mail, postage prepaid.

12.	Plan.

The Option and all rights of the Participant under this Option Agreement are subject to the terms and conditions of the Plan, incorporated herein by reference. The Participant agrees to be bound by the terms of the Plan and this Option Agreement. The Participant acknowledges having read and understanding the Plan and this Option Agreement. Unless otherwise expressly provided in other sections of this Option Agreement, provisions of the Plan that confer discretionary authority on the Committee do not and shall not be deemed to create any rights in the Participant unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Administrator so conferred by appropriate action of the Administrator under the Plan after the date hereof.

13.	Entire Agreement.

This Option Agreement and Plan constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof.

The Plan may be amended, suspended or terminated pursuant to Section 15 of the Plan. This Option Agreement may only be amended in writing by the parties hereto; provided that this Option Agreement may be amended by the Administrator if the Administrator determines, in its sole discretion, that the amendment is required or advisable in order for the Company, the Plan or this Option to satisfy applicable law. In any such case the Administrator will act to avoid any impact on Participant. In addition, the Company may unilaterally waive any provision hereof in writing to the extent such waiver does not adversely affect the interests of the Participant hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.

14.	Effect of this Agreement.

Subject to the Company’s right to terminate the Option pursuant to Section__ of the Plan, this Option Agreement shall be assumed by, be binding upon and inure to the benefit of any successor or successors to the Company.

15.	Counterparts.

This Option Agreement may be executed simultaneously in any number of counterparts, including through electronic transmission, each of which counterparts shall be deemed an original but all of which together shall constitute one and the same instrument.

16.	Section Headings.

The section headings of this Option Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.

17.	Governing Law; Venue.

This Option Agreement shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Massachusetts without regard to conflict of law principles.

18.	Electronic Delivery and Acceptance.

The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

19.	Severability.

The provisions of this Option Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

IN WITNESS WHEREOF, the Parties have executed or caused to be executed this Option Amendment as of the date set forth above.

ARQULE, INC.	EXECUTIVE

By:	By:

Name:	Name:

Date:	Date: